FIDELITY
BANCORP, INC.                1009 PERRY HIGHWAY o PITTSBURGH, PENNSYLVANIA 15237
                                       TELEPHONE 412/367-3300 o FAX 412/364-6504
================================================================================

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                                 PRESS RELEASE
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RELEASE DATE                                          CONTACT
April 18, 2007                             Mr. Richard G. Spencer
                                           President and Chief Executive Officer
                                           (412) 367-3300
                                           E-mail: rspencer@fidelitybank-pa.com


                        FIDELITY BANCORP, INC. ANNOUNCES
                        --------------------------------
                             SECOND QUARTER EARNINGS
                             -----------------------
                             AND QUARTERLY DIVIDEND
                             ----------------------

PITTSBURGH, PA - April 18, 2007 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (NASDAQ: FSBI), the holding company for Fidelity Bank today announced second quarter earnings for the three-month period ended March 31, 2007. Net income for the period was $1.05 million or $.34 per share (diluted), compared to $985,000 or $.32 per share (diluted) in the prior year quarter. The Company's annualized return on average assets was .57% and return on average equity was 9.19% compared to .56% and 9.32% respectively, for the same period in the prior year. For the six-month period ended March 31, 2007, net income was $1.88 million, or $.62 per share (diluted), compared to $1.95 million or $.64 per share (diluted) in the prior year period. Annualized return on assets was ..51% and return on equity was 8.33% for the fiscal 2007 period, compared to .56% and 9.28%, respectively, for the same period in the prior year.

Net interest income before provision for loan losses increased $198,000 or 5.8% to $3.60 million for the three-month period ended March 31, 2007, compared to $3.40 million in the prior year period. For the six months ended March 31, 2007, net interest income before provision for loan losses increased $337,000 or 5.0% to $7.05 million, compared to $6.71 million in the prior year period.

The provision for loan losses was $150,000 for the three-months ended March 31, 2007. There was no provision recognized during the quarter ended March 31, 2006. The provision for loan losses increased to $325,000 for the six-months ended March 31, 2007, compared to $125,000 in the prior year period. Non-performing loans and foreclosed real estate were .38% of total assets at March 31, 2007, and the allowance for loan losses was 108.4% of non-performing loans at that date.

Other income decreased $68,000 or 7.5% to $835,000 for the quarter ended March 31, 2007 compared to $903,000 for the same period last year. For the six months ended March 31, 2007, other income was $1.70 million, a decrease of $143,000 or 7.8% over the prior year period. The decrease for the current quarter primarily relates to a decrease in gains on the sale of investment securities of $49,000 and a decrease in deposit service charges and fees of $54,000, partially offset

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FIDELITY                                        PRESS RELEASE (Continued)
BANCORP, INC.                           ----------------------------------------

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by an  increase  in loan  service  charges and fees of 11,000 and an increase in other operating income of $14,000. The decrease for the six-month period ended March 31, 2007 primarily relates to decreased gains on the sale of investment securities of $117,000 and a decrease in deposit service charges and fees of $94,000, partially offset by an increase in other operating income of $40,000.

Operating expenses for the quarter ended March 31, 2007, decreased $53,000 or 1.7% to $3.09 million compared to $3.14 million for the comparable prior year period. For the six-month period in this fiscal year, operating expenses increased $146,000 or 2.4% to $6.19 million, compared to $6.05 million in the prior year period. The operating expense decrease for the three-month period ended March 31, 2007 is attributed to a decrease in office occupancy and equipment of $34,000 and a decrease in foreclosed real estate expense of $73,000, partially offset by an increase in other operating expenses of $80,000. The operating expense increase for the six-month period ended March 31, 2007 is attributed to an increase in compensation and benefits expense of $140,000 and an increase in other operating expenses of $83,000, partially offset by a decrease in depreciation and amortization of $30,000 and a decrease in foreclosed real estate expense of $75,000.

Provision for income taxes increased $59,000 or 32.6% to $240,000 for the quarter ended March 31, 2007 compared to $181,000 for same period last year. For the six months ended March 31, 2007, the provision for income taxes increased $6,000 or 1.4% to $444,000 compared to $438,000 for the same period last year.

During the fourth quarter of fiscal 2006, the Bank recorded an extraordinary gain of $481,000, before taxes of $163,000, representing insurance proceeds received from the destructive fire that devastated the Bank's Carnegie Branch location in October 2005. During the second quarter of fiscal 2007, the Bank received additional insurance proceeds of $135,000, and recorded an extraordinary gain of $89,000, net of taxes. The insurance claim has been settled and no additional proceeds are expected to be recovered.

Total assets were $728.2 million at March 31, 2007, a decrease of $2.5 million or .3% compared to September 30, 2006, and an increase of $18.7 million or 2.6% compared to March 31, 2006. Net loans outstanding increased $15.4 million or 3.5% to $454.5 million at March 31, 2007 as compared to September 30, 2006, and increased $61.8 million or 15.7% as compared to March 31, 2006. Deposits increased $9.5 million to $423.7 million at March 31, 2007 as compared to September 30, 2006, and increased $24.0 million as compared to March 31, 2006. Short-term borrowings decreased $48.0 million to $30.7 million at March 31, 2007 as compared to September 30, 2006, and decreased $46.3 million as compared to March 31, 2006. Long-term debt increased $19.9 million to $114.2 million at March 31, 2007 as compared to September 30, 2006, and decreased $50.2 million as compared to March 31, 2006. Stockholders' equity was $46.2 million at March 31, 2007, compared to $44.2 million at September 30, 2006 and $42.1 million at March 31, 2006.

QUARTERLY DIVIDEND
------------------

The Board of Directors of Fidelity Bancorp, Inc. yesterday declared a quarterly cash dividend of $.14 per share on the Company's common stock. The dividend is payable May 31, 2007 to stockholders of record May 15, 2007. This represents the 75th uninterrupted quarterly cash dividend paid to stockholders.

                                       2

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FIDELITY                                        PRESS RELEASE (Continued)
BANCORP, INC.                           ----------------------------------------

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The Company's filings with the Securities and Exchange  Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.
                                                  --------------------------

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

                                       3

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FIDELITY                                        PRESS RELEASE (Continued)
BANCORP, INC.                           ----------------------------------------

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Fidelity Bancorp, Inc. and Subsidiaries
Income Statement for the Three and Six Months Ended
March 31, 2007 and 2006 - Unaudited
(In thousands, except per share data)

                                                Three Months Ended    Six Months Ended
                                                ------------------    ----------------
                                                     March 31,           March 31,
                                                     ---------           ---------
                                                   2007      2006      2007      2006
                                                 -------   -------   -------   -------
Interest income:
   Loans                                         $ 7,179   $ 5,901   $14,200   $11,379
   Mortgage-backed securities                      1,046     1,302     2,136     2,625
   Investment securities                           1,935     1,929     3,989     3,786
   Deposits with other institutions                    9         7        17        13
                                                 -------   -------   -------   -------
      Total interest income                       10,169     9,139    20,342    17,803
                                                 -------   -------   -------   -------

Interest expense:
   Savings deposits                                3,249     2,522     6,449     4,769
   Borrowed funds                                  3,093     3,006     6,382     5,915
   Subordinated debt                                 226       208       460       405
                                                 -------   -------   -------   -------
      Total interest expense                       6,568     5,736    13,291    11,089
                                                 -------   -------   -------   -------

Net interest income before provision
   for loan losses                                 3,601     3,403     7,051     6,714
Provision for loan losses                            150         -       325       125
                                                 -------   -------   -------   -------
Net interest income after provision
   for loan losses                                 3,451     3,403     6,726     6,589
                                                 -------   -------   -------   -------
Other income:
   Loan service charges and fees                      72        61       153       138
   Gain on sale of investment
      and mortgage-backed securities                  22        71        94       211
   Gain on sale of loans                              15         5        31        18
   Deposit service charges and fees                  284       338       606       700
   Other operating income                            442       428       817       777
                                                 -------   -------   -------   -------
      Total other income                             835       903     1,701     1,844
                                                 -------   -------   -------   -------

Operating expenses:
   Compensation and benefits                       1,970     1,975     4,001     3,861
   Office occupancy and equipment                    299       333       578       591
   Depreciation and amortization                     152       170       315       345
   Federal insurance premiums                         13        12        26        24
   Loss on foreclosed real estate                     11        15        55        15
   Foreclosed real estate expense                     11        84        14        89
   Intangible amortization                             9         9        18        19
   Other operating expenses                          622       542     1,185     1,102
                                                 -------   -------   -------   -------
      Total operating expenses                     3,087     3,140     6,192     6,046
                                                 -------   -------   -------   -------
Income before income tax provision
  and extraordinary gain                           1,199     1,166     2,235     2,387
Income tax provision                                 240       181       444       438
                                                 -------   -------   -------   -------
Income from continuing operations                $   959   $   985   $ 1,791   $ 1,949
                                                 -------   -------   -------   -------
Income from extraordinary gain, net of taxes     $    89   $     -   $    89   $     -
                                                 -------   -------   -------   -------
Net income                                       $ 1,048   $   985   $ 1,880   $ 1,949
                                                 =======   =======   =======   =======

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FIDELITY                                        PRESS RELEASE (Continued)
BANCORP, INC.                           ----------------------------------------

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
Basic earnings per share
  Income from continuing operations              $  0.32   $  0.33   $  0.60   $  0.66
  Income from extraordinary gain, net of taxes   $  0.03   $     -   $  0.03   $     -
                                                 -------   -------   -------   -------
  Net income                                     $  0.35   $  0.33   $  0.63   $  0.66
                                                 =======   =======   =======   =======
Diluted earnings per share
  Income from continuing operations              $  0.31   $  0.32   $  0.59   $  0.64
  Income from extraordinary gain, net of taxes   $  0.03             $  0.03
                                                 -------   -------   -------   -------
  Net income                                     $  0.34   $  0.32   $  0.62   $  0.64
                                                 =======   =======   =======   =======

Balance Sheets - Unaudited
(In thousands, except share data)

                                                              March 31, 2007   September 30, 2006     March 31, 2006
                                                              --------------   ------------------     --------------
Assets:
   Cash and due from depository institutions                     $   7,834           $   8,480           $   7,306
   Interest-earning demand deposits                                    655                 187                 533
   Securities available-for-sale                                   154,013             165,449             176,107
   Securities held-to-maturity                                      80,798              85,879              96,525
   Loans receivable, net                                           454,461             439,027             392,635
   Loans held-for-sale                                                 278                  40                --
   Foreclosed real estate, net                                         133                 215                 614
   Federal Home Loan Bank stock, at cost                             7,734               9,132              12,208
   Accrued interest receivable                                       3,583               3,359               3,233
   Office premises and equipment                                     6,076               6,073               5,164
   Other assets                                                     12,619              12,891              15,117
                                                                 ---------           ---------           ---------
      Total assets                                               $ 728,184           $ 730,732           $ 709,442
                                                                 =========           =========           =========

Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                                      $ 423,703           $ 414,182           $ 399,670
   Short-term borrowings                                            30,666              78,625              76,959
   Subordinated notes payable                                       10,310              10,310              10,310
   Securities sold under agreement to repurchase                    95,989              83,638               6,515
   Advance payments by borrowers for taxes
      and insurance                                                  3,154               1,508               2,889
   Long-term debt                                                  114,174              94,292             164,420
   Other liabilities                                                 4,004               3,982               6,601
                                                                 ---------           ---------           ---------
      Total liabilities                                            682,000             686,537             667,364
                                                                 ---------           ---------           ---------
Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,599,405,
       3,569,525, and 3,558,472 shares issued                           36                  35                  36
   Treasury stock, 609,029, 609,029, and 587,955 shares            (10,205)            (10,205)             (9,836)
   Additional paid-in capital                                       45,182              44,774              44,581
   Retained earnings                                                12,121              11,076               9,667
   Accumulated other comprehensive income,
      net of tax                                                      (950)             (1,485)             (2,370)
                                                                 ---------           ---------           ---------
      Total stockholders' equity                                    46,184              44,195              42,078
                                                                 ---------           ---------           ---------

      Total liabilities and stockholders' equity                 $ 728,184           $ 730,732           $ 709,442
                                                                 =========           =========           =========


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FIDELITY                                        PRESS RELEASE (Continued)
BANCORP, INC.                           ----------------------------------------

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
Other Data:
                                                         At or For the Three Month Period Ended
                                                                         March 31,
                                                                         ---------

                                                            2007                     2006
                                                            ----                     ----
Annualized return on assets                                 0.57%                   0.56%
Annualized return on equity                                 9.19%                   9.32%
Equity to assets                                            6.34%                   5.93%
Interest rate spread (tax equivalent)                       1.98%                   2.01%
Net interest margin (tax equivalent)                        2.15%                   2.15%
Non-interest expense to average assets                      1.68%                   1.79%
Loan loss allowance to net loans                            0.63%                   0.66%
Non-performing loans and real estate
  owned to total assets at end-of-period                    0.38%                   0.30%

                                                         At or For the Six Month Period Ended
                                                                         March 31,
                                                                         ---------

                                                             2007                    2006
                                                             ----                    ----
Annualized return on assets                                 0.51%                   0.56%
Annualized return on equity                                 8.33%                   9.28%
Equity to assets                                            6.34%                   5.93%
Interest rate spread (tax equivalent)                       1.98%                   2.05%
Net interest margin (tax equivalent)                        2.11%                   2.15%
Non-interest expense to average assets                      1.69%                   1.74%
Loan loss allowance to net loans                            0.63%                   0.66%
Non-performing loans and real estate
  owned to total assets at end-of-period                    0.38%                   0.30%


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